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                                 PROMISSORY NOTE
                                 ---------------

$1,500,000.00                                                      March 2, 2002


     FOR VALUE RECEIVED, the undersigned, Andrew Lawrence Farkas, an individual with an office at 200 Park Avenue, New York, New York 10166 ("Obligor"), hereby unconditionally promises to pay to the order of Insignia Financial Group, Inc., a Delaware corporation ("IFG"), at the offices of IFG located at 200 Park Avenue, New York, New York 10166 (or at such other place as IFG may designate in writing to Obligor), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS (U.S. $1,500,000.00), in lawful money of the United States of America.

     1. Interest Rate; Principal Payment.

         (a) Interest shall accrue and be payable on the outstanding unpaid principal balance of this Promissory Note at the Applicable Rate (as defined herein); provided that in no event shall the amount of interest due or payable under this Promissory Note exceed the maximum rate of interest allowed by applicable law. The "Applicable Rate" for any period shall be a rate of interest (expressed on an annual basis) equal to Cost of Funds (as defined herein). For purposes of this Promissory Note, "Cost of Funds" as of any date shall mean a rate of interest equal to the applicable rate of interest as of such date provided under that certain Credit Agreement dated as of May 4, 2001, by and among IFG, First Union National Bank, Lehman Commercial Paper, Inc., Bank of America, N.A. and the Lenders referred to therein, as the same shall be amended from time to time. In the absence of an Applicable Rate, interest shall accrue at the Prime Lending Rate as announced from time to time by The Chase Manhattan Bank. Obligor agrees that such interest payments may be deducted automatically by IFG from each quarterly "Advance" payment required to be made by IFG to Obligor pursuant to Section 4(f) of that certain Employment Agreement, entered into on May 18, 2000, between IFG and Obligor, as amended (the "Employment Agreement").

         (b) Unless sooner paid in full or as otherwise provided herein, the entire unpaid principal balance of this Promissory Note, together with all accrued and unpaid interest on this Promissory Note, shall be due and payable on March 5, 2005 (the "Maturity Date"). Obligor acknowledges that IFG has no obligation to extend the Maturity Date and that IFG has no obligation to refinance the loan evidenced by this Promissory Note. Notwithstanding any other provisions of this Promissory Note, in no event shall Obligor be personally liable for payment of principal or interest other than as a provided in Sections 1(a) and/or 3 of this Promissory Note.

     2. Prepayments.

         The principal amount of this Promissory Note may be prepaid, without premium or penalty, at the option of Obligor at any time and from time to time prior to the Maturity Date, in whole or in part.

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     3. Right to Offset.

         The Obligor is a participant in the Insignia Financial Group, Inc. 401(k) Restoration Plan, as amended (the "Restoration Plan"), which entitles the Obligor to receive certain payments from time to time in accordance with the distribution terms and conditions of the Restoration Plan (the "Permitted Distributions"). The Obligor hereby irrevocably agrees that upon the occurrence and continuation of an Event of Default (as defined below), any benefit that becomes payable to the Obligor under the Restoration Plan on account of a Permitted Distribution shall be paid not to the Obligor but rather directly to IFG for purposes of a partial or full repayment, as the case may be, of this Promissory Note. For the avoidance of doubt, Permitted Distributions shall not include any amounts constituting the "Wife's Equitable Interest" (as defined and referred to in the Restoration Plan), which Obligor holds as nominee for his ex-wife, Pamela S. Farkas.

         In addition, Obligor agrees that he will not (i) request or be permitted to receive a Permitted Distribution until all outstanding principal and interest under this Promissory Note have been paid in full, and (ii) create, incur, assume or suffer to exist, any security interest, lien or any other encumbrance upon his interest in the Restoration Plan and/or any Permitted Distributions.

     4. Forgiveness of Debt.

         In the event that the Obligor's employment with IFG is terminated as a result of a an Extraordinary Transaction, an Influence Change Event, an Extraordinary Stock Event or a Disability Termination Event (each as defined in the Employment Agreement), before the Maturity Date, the repayment of fifty percent (50%) of the then outstanding principal amount of this Promissory Note, and all then accrued interest thereon, shall be forgiven on the one year anniversary of such termination event, and the remaining fifty percent (50%) of the then outstanding principal amount of this Promissory Note, and all then accrued interest thereon shall be forgiven on the second year anniversary of such termination event, provided that on each such dates Obligor is not in breach of Sections 6(a)(1) and 6(a)(2) of the Employment Agreement. In the event that the Obligor's employment with IFG is terminated as a result of a Death Termination Event (as defined in the Employment Agreement) before the Maturity Date, the repayment of the then outstanding principal amount of this Promissory Note, and all then accrued interest thereon, shall be forgiven upon the occurrence of such Death Termination Event.

     5. Events of Default.

         The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a) The failure of Obligor to pay any principal on this Promissory Note within ten (10) days of its due date (whether at maturity, upon acceleration or otherwise); or

         (b) The breach by Obligor of any representation, warranty or agreement contained in this Promissory Note; or

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         (c) Obligor's employment with IFG is terminated as a result of a voluntary termination by Obligor (other than a termination by Obligor due to an Extraordinary Transaction, an Influence Change Event, an Extraordinary Stock Event, a Death Termination Event, and a Disability Termination Event (each as defined in the Employment Agreement)) or Obligor's Termination for Cause (as defined in the Employment Agreement); or

         (d) Obligor makes an assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

         (e) A case in bankruptcy or any proceeding under any other insolvency law is commenced against (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against Obligor as the debtor in such case or proceeding, and such case or proceeding is continued for thirty
(30) days, or Obligor consents to or admits the material allegations against Obligor in any such case or proceeding; or

         (f) A trustee, receiver or agent (however named) is appointed or authorized to take charge of all or a substantial part of the property of Obligor for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.

         Upon the occurrence of an Event of Default, (i) if such event is an Event of Default specified in clauses (b), (c), (d), (e) or (f) above, automatically all amounts owing under this Promissory Note shall immediately become due and payable, and (ii) if such event is an Event of Default specified in clause (a) above, IFG may, upon ten (10) days written notice of default to the Obligor, declare all amounts owing under this Promissory Note to be due and payable forthwith, whereupon the same shall immediately become due and payable at the end of such 10 day notice period. Upon and after an Event of Default, IFG shall have all of the rights and remedies provided in this Promissory Note and, in addition, all of the rights and remedies available under all other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, except as otherwise provided by law.

     6. Costs of Collection.

         Obligor agrees to pay or reimburse IFG on demand for all reasonable costs, expenses and charges (including reasonable attorneys' fees and expenses incurred) in connection with the enforcement of any provision of this Promissory Note, or the collection of this Promissory Note.

     7. Miscellaneous.

         (a) No Waiver of Remedies. No failure or delay on the part of Obligor or IFG in the exercise of any power or right in this Promissory Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the rights of Obligor or IFG, as the case may be, with respect to any and all other rights and powers.

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         (b) Certain Waivers. Obligor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note.

         (c) Notices. Any notice, demand or other communication required or which may be given hereunder shall be in writing and shall be delivered personally or by a recognized overnight courier for next business day delivery or sent by registered or certified mail, postage prepaid (and shall be deemed given when so delivered personally, or the next business day after delivered to such overnight courier or if mailed, five days after the date of mailing) at the address set forth above or to such other address as may be hereafter specified by written notice by the parties to each other.

         (d) Successors and Assigns. This Promissory Note shall inure to the benefit of and be binding upon the Obligor, IFG or any holder of this Promissory Note and their respective heirs, successors and assigns.

         (e) Headings and Captions. Any headings or captions preceding the text of the separate paragraphs hereof are intended solely for convenience of reference and shall not constitute a part of this Promissory Note, nor shall they affect its meaning, construction or effect.

         (f) No Set-Off. The obligations of Obligor under this Promissory Note are absolute and unconditional and shall not be subject to any setoff or counterclaim.

         (g) GOVERNING LAW. THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.



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         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date set forth above.

                                             Obligor:
                                             --------


                                               /s/ Andrew Lawrence Farkas
                                             --------------------------------
                                                    Andrew Lawrence Farkas












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